Exhibit 99.1

Prairie Operating Co. Welcomes Energy Industry Veteran Richard N. Frommer to Its Board of Directors

HOUSTON, Texas, November 21, 2024 (GLOBE NEWSWIRE) -- Prairie Operating Co. (Nasdaq: PROP) (the “Company” or “Prairie”) today announced that Richard N. Frommer, former Chief Executive Officer of Great Western Petroleum, esteemed energy industry veteran, and current Prairie Advisory Board member, has joined its Board of Directors as an independent director.

For the past year, Mr. Frommer has been a key contributor as a member of the Company’s Advisory Board. His deep expertise with Colorado’s regulatory environment, as well as his comprehensive knowledge of the Denver-Julesburg (DJ) Basin and strong familiarity with Prairie’s assets make his transition to the Board of Directors a natural progression.

Mr. Frommer brings more than 40 years of experience in the oil and gas industry to his new role. He has led and collaborated with boards and management teams across a variety of regions, from Canada to the Gulf Coast. Throughout his career, he has demonstrated a proven ability to build and monetize multiple billion-dollar oil and gas companies. As Chairman of the Trade Association for the Colorado Oil and Gas Association, Mr. Frommer played a pivotal role in shaping Colorado’s regulatory framework, championing innovation and the production of the “cleanest molecule.”

“We are excited to welcome Rich to our Board of Directors,” said Edward Kovalik, Chairman and Chief Executive Officer of the Company. “Rich’s exceptional leadership track record, combined with his unique understanding of the DJ Basin, the Colorado regulatory environment and expertise in driving billion-dollar enterprises, makes him an invaluable addition. His insights and strategic vision will help position Prairie for sustainable growth and long-term success.”

“I am honored to join Prairie Operating Co.’s Board of Directors,” said Mr. Frommer. “Prairie is uniquely positioned to capitalize on opportunities in the energy sector, and I look forward to collaborating with the Board and management team to drive value and advance Prairie’s position as a leader in the industry.”

Mr. Frommer’s appointment as an independent director reflects Prairie’s ongoing commitment to strengthening its leadership team and enhancing its position in the industry.

About Prairie Operating Co.

Prairie Operating Co. is a Houston-based publicly traded independent energy company engaged in the development and acquisition of oil and natural gas resources in the United States. The Company’s assets and operations are concentrated in the oil and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. The Company is committed to the responsible development of its oil and natural gas resources and is focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation. More information about the Company can be found at www.prairieopco.com.

Forward-Looking Statement

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K/A filed with the SEC on March 20, 2024, and any subsequently filed Quarterly Report and Current Report on Form 8-K. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact:

Wobbe Ploegsma

info@prairieopco.com

832.274.3449